Exhibit 99.1

The expenses to be incurred by Consumers Energy Company relating to the offering of $850,000,000 principal amount of its 5.125% First Mortgage Bonds due 2036, under Consumers Energy Company’s Registration Statement on Form S-3 (Registration No. 333-293382-01) and a related prospectus supplement filed with the Securities and Exchange Commission and dated April 30, 2026 are estimated to be as follows:

Estimated Fees

SEC Registration Fee	$117,268
Services of Independent Registered Public Accounting Firms	90,000
Trustee Fees and Expenses	30,000
Legal Fees and Expenses	95,000
Rating Agency Fees	1,317,500
Printing and Delivery Expenses	15,000
Miscellaneous Expenses	20,000
Total	$1,684,768